UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2007

FIRST CENTURY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

West Virginia	0-11671	55-0628089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Federal Street

Bluefield, West Virginia 24701

(Address of Principal Executive Offices)

(304) 325-8181

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST CENTURY BANKSHARES, INC.

FORM 8-K

Section 5 – Corporate Governance and Management

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 3, 2007, the Compensation Committee (the “Committee”) of First Century Bankshares, Inc. (the “Company”) met to review the Company’s performance for 2006, to establish the salaries of the executive officers of the Company for 2007, and to determine whether to award bonuses under the Executive Bonus Plan. The Committee also reviewed information presented to it by the Company’s compensation consultant, the Bankers Bank. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) included in the Company’s 2007 proxy statement.

Base Salaries

On January 3, 2007, the Committee authorized an increase in the base salaries for 2007 for Mr. R.W. Wilkinson, Chairman of the Board of Directors and President and Chief Executive Officer, Mr. Frank W. Wilkinson, Executive Vice President and Chief Operating Officer, Mr. John P. Beckett, Senior Vice President and Trust Officer, Mr. Jeffrey L. Forlines, Senior Vice President and Chief Credit Officer, and Mr. J. Ronald Hypes, Chief Financial Officer. These individuals are the named executive officers of the Company who had been reported in the 2006 proxy statement and those who are expected to be named executive officers in the 2007 proxy statement. The base salaries for these executive officers were based on:

•  the Committee’s evaluation of each officer’s individual job performance;

•  an assessment of the Company’s performance as outlined in the Company’s Five Year Strategic Plan;

•  a consideration of salaries paid to executive officers holding equivalent positions by banks included in a peer group of banks consisting of banks with total assets between $200 and $500 million based on both national and regional data prepared by its consultant, the Bankers Bank ; and

•  a consideration of aggregate amount of all components of compensation paid to the executive officers.

After a discussion of the above considerations, the Committee determined that the base salaries of the Mr. R.W. Wilkinson, Mr. Frank W. Wilkinson, Mr. John P. Beckett, Mr. J. Ronald Hypes, and Mr. Jeffery L. Forlines be set as follows:

•	Mr. R.W. Wilkinson - $ 246,408

•	Mr. Frank W. Wilkinson - $145,560

•	Mr. John P. Beckett - $133,272

•	Mr. J. Ronald Hypes - $125,256

•	Mr. Jeffery L. Forlines - $121,512

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Century Bankshares, Inc.

Date: January 8, 2007	By:	/s/ J. Ronald Hypes
J. Ronald Hypes, Treasurer
(Principal Accounting and Financial Officer)

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